EXHIBIT 11 - S-K Item 601 (b) (11)
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                               KYSOR INDUSTRIAL CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                                        (in thousands except per share)
                                                                   1995        1994        1993        1992        1991
                                                                   ----        ----        ----        ----        ----
PRIMARY EARNINGS PER SHARE CALCULATION
Income before cumulative effect of accounting change            $17,428     $13,274     $10,098      $9,127       ($725)
Less dividends on preferred stock                                 1,567       1,578       1,584       1,591       1,595
Plus tax benefit from preferred dividends                           580         598         601         541         542
                                                                  -----       -----       -----       -----       -----
Earnings applicable to common stock before accounting change     16,441      12,294       9,115       8,077      (1,778)
Cumulative effect of change in accounting                             -           -      (7,628)          -           -
                                                                 ------      ------      ------      ------      ------
Earnings (Loss) applicable to common stock                      $16,441     $12,294      $1,487      $8,077     ($1,778)
                                                                 ======      ======      ======      ======      ======

Weighted average common shares outstanding                        5,527       5,461       5,322       5,079       5,101
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based
 on year to date average price                                      385         336         314         229           0
                                                                  -----       -----       -----       -----       -----
Weighted average common shares and common
 equivalent shares outstanding                                    5,914       5,798       5,636       5,307       5,101
                                                                 ======      ======      ======      ======      ======
Primary earnings per share
   Income before accounting change                                $2.78       $2.12       $1.62       $1.52      ($0.35)
   Accounting change                                                  -           -      ($1.35)          -           -
   Net earnings                                                   $2.78       $2.12       $0.27       $1.52      ($0.35)
                                                                 ======      ======      ======      ======      ======

FULLY DILUTED EARNINGS PER SHARE CALCULATION
A.
Weighted average common shares outstanding                        5,527       5,461       5,322       5,079       5,101
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based on
 the greater of year to date average or end of period price         444         422         316         401           0
                                                                  -----       -----       -----       -----       -----
Weighted average common shares and common
 equivalent shares outstanding                                    5,971       5,883       5,638       5,480       5,101
                                                                 ======      ======      ======      ======      ======
Fully diluted earnings per share (A)
   Income before accounting change                                $2.75       $2.09       $1.62       $1.47      ($0.35)
   Accounting change                                                  -           -      ($1.35)          -           -
   Net earnings                                                   $2.75       $2.09       $0.27       $1.47      ($0.35)
                                                                 ======      ======      ======      ======      ======

B.
Assuming preferred stock converted to common
Vested Preferred shares issued                                      207         175         147         116          83
Non-vested Preferred shares issued                                  590         627         663         699         735
                                                                  -----       -----       -----       -----       -----
Total Preferred shares issued                                       798         804         810         815         818

Vested Preferred shares issued                                      207         175         147         116          83
Guaranteed floor price for involuntary conversions              $24.375     $24.375     $24.375     $24.375     $24.375
                                                                -------     -------     -------     -------     -------
 Subtotal                                                        $5,044      $4,276      $3,573      $2,817      $2,031
The lower of year to date average or end of period common
 stock price                                                    $21.894     $18.438     $17.330     $11.430      $7.000
                                                                -------     -------     -------     -------     -------
Required common shares to be issued assuming involuntary
 conversion of vested shares at guaranteed floor price              229         231         205         245         289
Required common shares to be issued assuming voluntary
 conversion of non-vested shares on one-for-one basis               591         628         664         699         735
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part A.          5,972       5,883       5,638       5,480       5,101
                                                                -------     -------     -------     -------     -------
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part B.          6,792       6,742       6,507       6,424       6,125
                                                                 ======      ======      ======      ======      ======

Income before cumulative effect of accounting change            $17,428     $13,274     $10,098      $9,127       ($725)
Additional ESOP expense presently funded by preferred divide     (1,567)     (1,578)     (1,584)     (1,591)     (1,595)
Plus tax benefit on additional ESOP expense                          98          84          74         412         351
Common stock dividends to reduce ESOP expense                       493         439         383         378         564
                                                                -------     -------     -------     -------     -------
Adjusted Income before cumulative effect of accounting chang    $16,452     $12,219      $8,971      $8,326     ($1,406)
                                                                 ======      ======      ======      ======      ======
Fully diluted earnings per share (B)
   Income (loss) before accounting change                         $2.42       $1.81       $1.38       $1.30      ($0.23)
   Accounting change                                                  -           -      ($1.35)          -           -
   Net earnings (loss)                                            $2.42       $1.81       $0.03       $1.30      ($0.23)
                                                               ========    ========    ========      ======      ======
Fully diluted earnings per share (Lower of (A) or (B))            $2.42       $1.81       $0.03       $1.30      ($0.35)
                                                               ========    ========    ========    ========    ========

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